                       POLONIA BANCORP REPORTS RESULTS FOR
                         THE THREE AND SIX MONTHS ENDED
                            JUNE 30, 2007, RESULTS OF
                               ANNUAL MEETING AND
                      RESTATEMENT OF MARCH 31, 2007 RESULTS


Huntingdon Valley, Pennsylvania - August 3, 2007. Polonia Bancorp (the "Company") (OTCBB: PBCP), the holding company of Polonia Bank (the "Bank"), reported a net loss of $90,000, or $.03 loss per common share, for the quarter ended June 30, 2007 versus net income of $86,000 for the quarter ended June 30, 2006. The Company reported a net loss of $188,000, or $.06 loss per common share for the six months ended June 30, 2007 versus a net loss of $76,000 for the six months ended June 30, 2006. Lower earnings for the quarter ended June 30, 2007 as compared to the quarter ended June 30, 2006 was primarily due to higher noninterest expense, lower noninterest income, partially offset by higher net interest income. A higher net loss for the six months ended June 30, 2007 as compared to the six months ended June 30, 2006 was primarily due to higher noninterest expense partially offset by higher net interest income and higher noninterest income.

Net interest income increased 2.8% to $1.13 million for the quarter ended June 30, 2007 from $1.10 million for the quarter ended June 30, 2006. Net interest income increased for the quarter due to higher volume and a higher weighted average rate earned on loans and other interest earning assets, partially offset by higher interest expense paid on deposits and a higher average balance on deposits. The increase in the higher weighted average rate paid on deposits was primarily attributable to our tiered signature money market account. Net interest income increased 3.3% to $2.31 million for the six months ended June 30, 2007 from $2.24 million for the six months ended June 30, 2006. Net interest income increased for the six months ended due to a higher weighted average rate earned on investment securities and other interest earning assets, a higher average balance of loans and other interest earning assets, partially offset by increased deposits and a higher interest expense paid on deposits and a lower average balance on investment securities.

At June 30, 2007, nonperforming loans totaled $353,000, or 0.28% of total loans, compared to $219,000, or 0.21% of total loans, at June 30, 2006. At June 30, 2007 nonperforming assets totaled $353,000, or 0.18% of total assets, compared to $248,000, or 0.15% of total assets, at June 30, 2006.

Noninterest income was $185,000 for the quarter ended June 30, 2007 compared to $218,000 for the quarter ended June 30, 2006. The decrease in noninterest income was primarily due to lower revenues generated by our title insurance subsidiary and lower rental income from our office building. Noninterest income was $359,000 for the six months ended June 30, 2007 compared to $292,000 for the six months ended June 30, 2006. The increase in noninterest income was primarily due to losses on the sale of investment securities during the 2006 quarter as compared to no sales activity in the 2007 period, partially offset by lower reported income attributable to bank-owned life insurance, lower revenue generated by our title insurance subsidiary, lower rental income from our office building and lower gains on the sale of Real Estate Owned.

Noninterest expenses were $1.5 million for the quarter ended June 30, 2007 compared to $1.2 million for the quarter ended June 30, 2006. Noninterest expenses were $3.0 million for the six months ended June 30, 2007 compared to $2.6 million for the six months ended June 30, 2006. The increases in noninterest expenses for the three and six months ended June 30, 2007 as compared to the prior year periods, were primarily due to higher professional fees related to operating as a public company, higher compensation and employee benefits, higher occupancy and equipment, and higher federal insurance premiums.

Total assets declined $8.1 million, or 4.0%, to $195.3 million at June 30, 2007 from $203.4 million at December 31, 2006. Contributing to the decrease in assets were decreases of $18.3 million in cash and cash equivalents related to the refund of $12.2 million in non-eligible stock subscriptions and a $1.2 million decrease in investment securities primarily due to the repayment of available-for-sale mortgage backed securities, partially offset by a $11.7 million increase in loans.

Total liabilities were $171.4 million at June 30, 2007 compared to $191.6 million at December 31, 2006, a decline of $20.2 million or 10.5%. The decline in liabilities was mainly due to a temporary increase in liabilities at December 31, 2006 from $24.8 million of stock subscription funds. With the closing of the Company's stock offering on January 11, 2007, liabilities decreased primarily as a result of the refund of $12.2 million in non-eligible stock subscriptions and the transfer of $12.6 million in proceeds related to the Company's stock offering to stockholder's equity and a $1.1 million decrease in other borrowings, partially offset by a $5.1 million increase in deposits.

Total stockholders' equity increased $12.1 million to $23.9 million at June 30, 2007 from $11.8 million at December 31, 2006. The increase in equity was primarily related to the receipt of $12.6 million in net proceeds related to the Company's stock offering, partially offset by a $300,000 decrease in the value of our available-for-sale portfolio.

On May 7, 2007 the Company was notified by the Office of Thrift Supervision that the designation of Polonia Bank as a "troubled institution" was rescinded and also that the bank was no longer required to comply with a 570 Compliance Plan.

The Company filed a restated form 10Q-SB on August 1, 2007 for the period ending March 31, 2007 related to leases purchased from a leasing agency in the 1990's which subsequently went into default. The Bank recorded losses on those leases to the allowance for loan losses totaling in excess of $340,000 and referred the matter to the federal authorities. For the past several years, the Department of Justice had been conducting an investigation of this leasing agency and other related parties for fraudulent business activities. In February 2007, the Bank received a check issued by the Department of Justice for $256,367, which referenced the leasing agency and related party investigation and settlement. After consultation with its independent auditors, the Bank recorded the check as a recovery to the allowance for loan losses in February 2007 and appropriately adjusted the provision for loan losses with a credit provision of $225,000 to properly adjust the allowance for loan losses at that time. In July 2007, the Bank was notified by the Department of Justice that the check disbursed in February was advanced in error and the Bank should not have been included in the class of parties that are eligible to receive a recovery from the Justice Department's settlement with the escrow agent to the leasing agency. The Department of Justice has requested the return of the check proceeds and, after consultation with counsel to the Bank, management has determined to comply with such request. The effects of this restatement increased total assets by $87,166, total liabilities by $256,367, and decreased total capital by $169,201 for the period ended March 31, 2007. The effects of this restatement also reduced earnings before income taxes by $256,367 and net earnings by $169,203 resulting in a net loss of $98,511 or ($0.03) per share.

At the Company's annual meeting of stockholders held on Tuesday, July 17, 2007, Dr. Eugene Andruczyk and Mr. Frank J. Byrne were elected to serve three year terms, the Polonia Bancorp 2007 Equity Incentive Plan was approved and the selection of S.R. Snodgrass A.C. as independent reistered public accountants was ratified.

Polonia Bancorp is the holding company for Polonia Bank. Established in 1923, Polonia Bank is a community-oriented financial institution headquartered in Huntingdon Valley, Pennsylvania. Through its five offices, the Bank offers traditional financial services to consumers and businesses within its market areas.

This release contains "forward-looking statements" that are based on assumptions and may describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by the use of the words, "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have a material adverse effect on the operations of the Company and its subsidiary include, but are not limited to, changes in market interest rates, regional and national economic conditions, legislative and regulatory changes, monetary and fiscal policies of the United States government, including policies of the United States Treasury and the Federal Reserve Board, the quality and composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, changes in the real estate market values in the Company's market area, ability to operate new branch offices profitably, ability to effectively and efficiently integrate acquisitions and changes in relevant accounting principles and guidelines. These risks and uncertainties should be considered in evaluating any forward-looking statements and undue reliance should not be placed on such statements. Except as required by applicable law or regulation, the Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances are the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

Contact:
Paul D. Rutkowski
Chief Financial Officer and Treasurer
(215) 938-8800

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

                                                                  SELECTED FINANCIAL CONDITION DATA
                                                                 -----------------------------------
                                                                  (Dollars In Thousands - Unaudited)


               ASSETS                                               6/30/2007          12/31/2006
                                                                 ---------------     --------------
Cash and Due from Banks                                           $          717     $          863
Interest-bearing Deposits with Other Institutions                         12,903             31,003
Investment Securities Available for Sale                                  44,450             45,681
Loans Receivable (net of allowance for loan losses)                      123,601            111,923
Bank-owned Life Insurance                                                  4,042              3,981
Other Assets                                                               9,559              9,923
                                                                 ---------------     --------------

               TOTAL ASSETS                                       $      195,272     $      203,374
                                                                 ===============     ==============


      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Deposits                                                          $      162,841     $      157,722
Borrowings                                                                 5,092              6,245
Other Liabilities                                                          3,488             27,630
                                                                 ---------------     --------------

     TOTAL LIABILITIES                                                   171,421            191,597
                                                                 ---------------     --------------

STOCKHOLDERS' EQUITY                                                      23,851             11,777
                                                                 ---------------     --------------

             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $     195,272     $      203,374
                                                                 ===============     ==============


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

                                              SELECTED FINANCIAL RATIOS                SELECTED FINANCIAL RATIOS
                                         (Dollars In Thousands - Unaudited)         (Dollars In Thousands - Unaudited)
                                       -----------------------------------------------------------------------------------
                                       THREE MONTHS ENDED    THREE MONTHS ENDED    SIX MONTHS ENDED    SIX MONTHS ENDED
                                           6/30/2007           6/30/2006              6/30/2007           6/30/2006
                                       ------------------    ------------------    -----------------   -----------------
Selected Performance Ratios:   (1)
   Return on average assets                   (0.18)%              0.21 %                (0.02)%             (0.09)%
   Return on average equity                   (1.48)               3.08                  (0.16)              (1.26)
   Interest rate spread                        2.16                2.90                   2.19                2.85
   Net interest margin                         2.50                2.98                   2.54                2.93
   Efficiency ratio   (2)                    112.13               94.02                 110.67               96.77


Asset Quality Ratios:
   Allowance for loan losses                                                         $     729        $        649
   Allowance for loan losses as a percent                                                    -                   -
     of total loans                                                                       0.59                0.62
   Allowance for loan losses as a percent                                                    -                   -
     of nonperforming loans                                                             206.52              296.35
   Nonperforming loans                                                               $     353        $        219
   Nonperforming loans as a percent of
     total loans                                                                          0.28                0.21
   Nonperforming assets   (3)                                                        $     353        $        248
   Nonperforming assets as a percent of                                                      -                   -
     total assets                                                                         0.18                0.15

(1) Quarterly ratios have been annualized.

(2) Represents noninterest expenses divided by the sum of net interest and dividend income and noninterest income.

(3) Nonperforming assets consist of nonperforming loans and real estate owned.


                                                    SELECTED OPERATING DATA                         SELECTED OPERATING DATA
                                          (Dollars In Thousands, Except Per Share Data)(Dollars In Thousands, Except Per Share Data)
                                                         (unaudited)                                     (unaudited)
                                          --------------------------------------------  --------------------------------------------
                                            THREE MONTHS ENDED     THREE MONTHS ENDED      SIX MONTHS ENDED      SIX MONTHS ENDED
                                                6/30/2007            6/30/2006               6/30/2007             6/30/2006
                                           -------------------- --------------------     -------------------   -------------------

Interest and Dividend Income               $             2,565  $             2,059      $            5,074    $            4,183
Interest Expense                                         1,431                  956                   2,763                 1,946
                                           -------------------  -------------------      ------------------    ------------------

     NET INTEREST AND DIVIDEND INCOME                    1,134                1,103                   2,311                 2,237
                                           ===================  ===================      ==================    ==================

Provision for Loan Losses                                    0                    0                      31                     0
                                           -------------------  -------------------      ------------------    ------------------

       NET INTEREST INCOME AFTER
       PROVISION FOR LOAN LOSSES                         1,134                1,103                   2,280                 2,237
                                           -------------------  -------------------      ------------------    ------------------


Noninterest Income                                         185                  218                     359                   292
Noninterest Expense                                      1,479                1,242                   2,955                 2,610
                                           -------------------  -------------------      ------------------    ------------------


Income before Provision for Income Taxes                  (160)                  79                    (316)                  (81)
Provision for Income Taxes                                 (70)                  (7)                   (128)                   (5)
                                           -------------------  -------------------      ------------------    ------------------

         NET INCOME(LOSS)                  $               (90)$                 86      $             (188)   $              (76)
                                           ===================  ===================      ==================    ==================

Loss Per Common Share
   Basic                                   $             (0.03)$                N/A      $            (0.06)   $              N/A
   Diluted                                               (0.03)                 N/A                   (0.06)                  N/A

Weighted-averaged Common Shares Outstanding
   Basic                                             3,178,613                  N/A               3,177,981                   N/A
   Diluted                                           3,178,613                  N/A               3,177,981                   N/A